Exhibit 4.12
[English Translation]
Addendum No. 1
to Facility Agreement 27 July 2006
between
First Solar Manufacturing GmbH,
Frankfurt (Oder)
as “Borrower”
subject to the joint and several liability of
First Solar Holdings GmbH,
Mainz
and
First Solar GmbH
Mainz
and
IKB Deutsche Industriebank AG,
Düsseldorf
as “Bank”, “Agent” and “Security Agent”

1	Addendum No. 1 to the Facility Agreement

Preamble
(1) First Solar Inc., Phoenix, Arizona intends to construct and operate, through First Solar Manufacturing GmbH, Frankfurt (Oder), a production plant in Frankfurt/Oder for the production of solar modules on the basis of cadmium-telluride having a capacity of 100 MWp (hereinafter referred to as the “Project”).
(2) For a pro-rata financing of the “Project”, a syndicate of banks under the lead arrangement of IKB Deutsche Industriebank AG shall provide First Solar Manufacturing GmbH as the Borrower, subject to the joint and several liability of First Solar Holdings GmbH, Mainz and First Solar GmbH, Mainz, with three loans up to a total amount of EUR 102,044,000 according to the Facility Agreement of July 27, 2006 (hereinafter referred to as the “Facility Agreement").
(3) IKB Deutsche Industriebank AG intends, together with Landesbank Rheinland-Pfalz, Mainz, Commerzbank AG Filiale Mainz, and Landesbank Sachsen Girozentrale, Leipzig, to sign in each case an assignment agreement according to Annex 2 of this Agreement, according to which, from the interest period beginning on October 30, 2006 the indicated banks shall participate in the loans as follows (hereinafter referred to as “Assignment 1"):

	Term Loan		Revolver		Bridge Loan
	Amount (EUR)	Quota	Amount (EUR)	Quota	Amount (EUR)	Quota
IKB	14,794,000	27.89%	6,750,000	25%	5,500,000	25%
Commerzbank	12,750,000	24.04%	6,750,000	25%	5,500,000	25%
Landesbank Rheinland-Pfalz	12,750,000	24.04%	6,750,000	25%	5,500,000	25%
Landesbank Sachsen	12,750,000	24.04%	6,750,000	25%	5,500,000	25%

Total	53,044,000	100%	27.000.000	100%	22,000,000	100%

(4) In addition, the contractual parties intend to amend various provisions of the Facility Agreement.
Given this background information, the parties agree as follows (hereinafter referred to as “Addendum No. 1"):
1 Definitions
The use of quotation marks for certain terms and their derivatives serve as a reference to the definitions in the Preamble of Addendum No.1 and Number 2.1 of this Facility Agreement. If the same term is used without quotations marks, the general meaning resulting from the context applies.

2	Addendum No. 1 to the Facility Agreement

2 Consent
The “Borrower” and “FS GmbH” and “FS Holdings” herewith gives their consent to “Assignment 1”.
3 Changes to the “Facility Agreement”
3.1
The “Facility Agreement” is amended as follows. The change indicated under Number 3.1.13 effected subject to the condition that the “Agent” has informed the “Borrower” pursuant to Number 27.5 of the “Facility Agreement” concerning the validity of “Assignment 1”.
3.1.1
In Number 1.1, the definition of the “contractual documentation” is deleted and replaced by the following definition:
“ “Contractual Documentation”: shall consist of this Facility Agreement, the “Fee Letter”, and the “Security Agreement”, each of them including any addenda, changes, and complementation that the pertinent parties to the Facility Agreement and the security agreements have presently agreed upon or will agree upon in the future.”
3.1.2
In Number 7.1, the following sentence shall be added at the end:
“Two “Banking Days” before the beginning of an interest period, the “Agent” shall inform the “Borrower” and the banks of the interest rate for this interest period.”
3.1.3
In Number 11.2, at the end of Paragraph (a) the word “and” is deleted and the word “and” is inserted at the end of Paragraph (b) after the semicolon.
3.1.4
In Number 13.2, Paragraph 1 is deleted and replaced by the following Paragraph:
“The “Investment Account” shall be exclusively credited with payments under the “Investment Supports”. “Borrower 1” undertakes to instruct the appropriate tax office to make payments for the “Project” under the “Investment Supports” exclusively to the “Investment Account” or – if these payments cannot be effected to the “Investment Account” for technical reasons – to make these payments exclusively to the “Project Account”. The “Borrower” undertakes to remit payments for the “Project” under the “Investment Supports” to the “Investment Account” within 5 banking days after their receipt in the “Project Account”.”

3	Addendum No. 1 to the Facility Agreement

3.1.5
Number 15.5 is deleted and replaced by the following Number:
     “15.5
Upon request, each of the “Banks” shall issue and present to the “Borrower” a confirmation letter that essentially conforms to the circular of the German Federal ministry of Finance of October 20, 2005 (IV B7 – S2742a – 43/05) to § 8a of KStG.”
3.1.6
In Number 19.1.11, the words “and unsecured” shall be deleted.
3.1.7
Number 19.1.15 shall be deleted without replacement. 1
3.1.8
In Number 21.4, the last Sentence shall be deleted and replaced by the following sentence:
“The provisions in Number 21 related to the “Agent” apply to the “securities agent” accordingly.”
3.1.9
In Number 21.10, Paragraph (d) shall be deleted and replaced by the following Paragraph:
"(d) to examine the enforceability or the value of the “Securities”, or”.
3.1.10
In Number 22.1 the following sentence:
“The provisions in Number 22 related to the “Agent” apply to the “securities agent” accordingly.”
In Number 27.4, the following sentence shall be inserted after the 1. sentence:
“The consent of the “Borrower” with respect to the “assignment” is not required if “a termination cause is imminent” or a termination cause arose pursuant to Number 20.1 of this Facility Agreement.”

[1]	ist bereits in Ziffer 19.1.1 Absatz 2 geregelt.

4	Addendum No. 1 to the Facility Agreement

3.1.11
In Number 34, the term “Securities Trustee” shall be deleted and replaced with “Securities Agent”, and the following Paragraph shall be inserted before the text “to the “Agent”, the “Securities agent” and/or the “Banks”:
“To “FS GmbH” and/or “FS Holdings”:
First Solar Holdings GmbH
Rheinstraße 4N
55116 Mainz
Attention: Karlheinz Harz
Tel.: 06131-1443300
Fax: 06131-144500
Email: kharz@firstsolar.com”
3.1.12
Annex 1 (Quotas of the Banks) shall be deleted and replaced with Annex 1 to “Addendum No. 1”.
3.1.13
In Annex 13 (Securities), the penultimate Paragraph shall be deleted and replaced with the following Paragraph:
“The securities under Points 2 to 10 and to Points 14 to 21 provide a priority guarantee for the “Redemption Loan” and – with lesser priority – first the “Working Capital Loan” and subsequently the “Bridge Loan”; the securities under Points 11, 12, and 13 provide a priority guarantee for the “Working Capital Loan”, with lesser priority then the “Redemption Loan” and subsequently the “Bridge Loan”. Departing from this provision, the pledge of the “Investment Account” and the pledge of the “Project Account” to a partial amount that arises from the credit note of “Investment supports” pursuant to Number 13.2, Paragraph 1 and which has not been remitted within 5 banking days after receipt in the “Investment account”, provide a guarantee for the “Bridge-over loan”.”
3.2
All other provisions of the “Facility Agreement” shall remain unaffected by Addendum No. 1”.
4 Enforcement
4.1
“Addendum No. 1” shall come into force following a written confirmation issued by “PwC” to the “Agent” that the “Guarantors” have taken cognisance of “Addendum No.1” with approval.

5	Addendum No. 1 to the Facility Agreement

The “Agent” shall inform the “Borrower” and the “Banks” in writing of its receipt of this confirmation.
4.2
Upon having come into force, “Addendum No. 1” shall be an integral part of the “Contractual documentation”.
5 Others
Number 32 (Exercise of rights, Safeguarding Clause) and Number 35 (Jurisdiction, applicable law) of the “Facility Agreement” apply to “Addendum No. 1 accordingly”.

6	Addendum No. 1 to the Facility Agreement

Düsseldorf, on 12.09.2006 (Place, date)	IKB Deutsche Industriebank AG

Düsseldorf, on 12.09.2006 (Place, date)	First Solar Manufacturing GmbH

Düsseldorf, on 12.09.2006 (Place, date)	First Solar Holdings GmbH

Düsseldorf, on 12.09.2006 (Place, date)	First Solar GmbH

7	Addendum No. 1 to the Facility Agreement

Annex 1
The “Bank’s” quotas
1. Until the expiry of the interest period ending on October 30, 2006

	“Redemption loan”		“Revolving loan”		“Bridge-over loan”		Total
	Amount (EUR)	Quota	Amount (EUR)	Quota	Amount (EUR)	Quota	Amount (EUR)	Quota
IKB Deutsche Industriebank AG	53,044,000	100%	27,000,000	100%	22,000,000	100%	102,044,000	100%
2. At the beginning of the interest period starting on October 30, 2006

	“Redemption loan”		“Revolving loan”		“Bridge-over loan”		Total
	Amount (EUR)	Quote	Amount (EUR)	Quote	Amount (EUR)	Quote	Amount (EUR)	Quote
IKB Deutsche Industriebank AG	14,794,000	27.89%	6,750,000	25%	5,500,000	25%	27,044,000	26.5%
Commerzbank AG Filiale Mainz	12,750,000	24.04%	6,750,000	25%	5,500,000	25%	25,000,000	24.5%
Landesbank Rheinland-Pfalz	12,750,000	24.04%	6,750,000	25%	5,500,000	25%	25,000,000	24.5%
Landesbank Sachsen Girozentrale	12,750,000	24.04%	6,750,000	25%	5,500,000	25%	25,000,000	24.5%

Total	53,044,000	100%	27,000,000	100%	22,000,000	100%	102,044,000	100%

8	Addendum No. 1 to the Facility Agreement